UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 31, 2005
 (Date of Report (Date of Earliest Event Reported))

WM.WRIGLEY JR. COMPANY
 (Exact Name of Registrant as specified in its charter)

DELAWARE	1-800	36-1988190

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 North Michigan Avenue Chicago, Illinois	60611

(Address of principal executive Offices)	(Zip Code)

(312) 644-2121

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Wm. Wrigley Jr. Company (the “Company”) in connection with the matters described herein.

ITEM 1.01:	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 25, 2005, the Compensation Committee of the Board of Directors of the Company approved a revised Long-Term Stock Grant Program (the “Program”) under the existing shareholder-approved 1997 Management Incentive Plan (as amended). Principally, the Program was amended to, (i) expand eligibility of non-U.S. participants; and (ii) eliminate the one-year restriction on sale or transfer beginning with any payout approved in February 2005 for the 2000-2004 five year cycle. The said revised Program is attached to this report as Exhibit 99.1.

ITEM 2.02:	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 26, 2005, the Company issued a Press Release to the public regarding the Company’s result of operations and financial condition for the fourth quarter and full year ended December 31, 2004 and increase in dividend. The said Press Release is attached to this report as Exhibit 99.2.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS.

	(c)	Exhibits

		99.1	The Long-Term Stock Grant Program, effective as of January 25, 2005, containing the material terms of the Program.

		99.2	Press Release dated January 26, 2005 issued by the Company, regarding the Company’s result of operations and financial condition and increase in dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WM. WRIGLEY JR. COMPANY

By:	/s/ HOWARD MALOVANY

Name: Howard Malovany
Title: Vice President, Secretary and General Counsel

Date: January 31, 2005

INDEX TO EXHIBITS

(99)	ADDITIONAL EXHIBITS

	99.1	Long-Term Stock Grant Program, effective as of January 25, 2005

	99.2	Wm. Wrigley Jr. Company Press Release dated January 26, 2005

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